Exhibit 99.1

News Release

MagnaChip Prices Upsized 5.00% Exchangeable Senior Notes Offering

SEOUL, South Korea and SAN JOSE, Calif., Jan, 11, 2017 —MagnaChip Semiconductor Corporation (NYSE: MX) (the “Company,” and together with its subsidiaries, “MagnaChip”), today announced that MagnaChip Semiconductor S.A. (the “Issuer”) has priced an upsized offering of $75 million aggregate principal amount of exchangeable senior notes due 2021 (the “Notes”). The Company has also granted the initial purchasers a 30-day option to purchase up to an additional $11,250,000 principal amount of Notes. The Notes will bear interest at a rate of 5.00% per annum, payable semi-annually in cash, in arrears, on each March 1 and September 1, beginning on March 1, 2017.

The Notes will be exchangeable at the option of the holder into shares of the Company’s common stock at an initial exchange rate of 121.1387 shares of common stock per $1,000 principal amount of notes, which is equivalent to an exchange price of approximately $8.26 per share, subject to adjustment in certain circumstances.

The closing of the offering of the Notes is expected to occur on January 17, 2017 and is conditioned on customary closing conditions. MagnaChip plans to use the net proceeds from the offering of the Notes (i) for its anticipated cost reduction program to be implemented during the first half of 2017 (approximately $30-40 million), (ii) for capital expenditures (approximately $15-20 million), (iii) to repurchase common stock as part of its stock repurchase program (up to $15 million) and (iv) for general corporate purposes.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the Notes and the shares of the Company’s common stock issuable upon exchange of the Notes have not been registered under the Securities Act, and the Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or the shares of the Company’s common stock issuable upon exchange of the Notes, nor shall there be any offer, solicitation or sale of any Notes or such shares in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About MagnaChip Semiconductor Corporation

MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer, communication, industrial and computing applications. The Company’s Display Solutions, Power Solutions, and Foundry Services Groups provide a broad range of standard products and manufacturing services to customers worldwide.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2016 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

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CONTACTS:

In the United States: Bruce Entin Entin Consulting Tel. +1-408-625-1262 Investor.relations@magnachip.com	In Korea: Chankeun Park Director of Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

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